UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 29, 2016
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 29, 2016, the Audit Committee of the Board of Directors of GAIN Capital Holdings, Inc. (the "Company") concluded that the Company's previously issued consolidated financial statements as of and for the year ended December 31, 2015 should no longer be relied upon because of certain errors in unaudited Note 23 to those consolidated financial statements relating to the quarterly financial data for the second, third and fourth quarters of 2015 and each quarter of 2014.  The errors relate to the manner in which the Company presented, in such quarterly financial data, the allocation of the effects of the Company's previously announced restatement of its consolidated financial statements as of and for the years ended December 31, 2014 and 2013 regarding certain non-operating matters, principally technical accounting requirements for intercompany transactions between U.S. and non-U.S. affiliates. The errors in the quarterly financial data had no impact on, and no changes are required to, the Company's full year financial results or any other information reported in the Company's consolidated financial statements as of and for the year ended December 31, 2015.

The Company intends to file an amendment to its Annual Report on Form 10-K/A for the year ended December 31, 2015 (the “Annual Report”) today. Note 23 to the consolidated financial statements of the Company as of and for the year ended December 31, 2015 included in that Annual Report will be restated to reflect the correction of the errors referenced above.

The Audit Committee has discussed the matters disclosed in this Form 8-K with Deloitte & Touche LLP, the Company's independent registered public accounting firm, and Deloitte & Touche LLP concurred with the Company's conclusions discussed above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 2, 2016

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Nigel Rose
Nigel Rose
Chief Financial Officer